EXHIBIT 99.1

Great Lakes Reports Third Quarter Financial Results

Net income from continuing operations of $8.8M

Backlog at $653.7M at September 30, 2019

Cash balance of $180.9M at September 30, 2019

OAK BROOK, Ill., Nov. 05, 2019 (GLOBE NEWSWIRE) -- Great Lakes Dredge & Dock Corporation (Nasdaq:GLDD), the largest provider of dredging services in the United States, today reported financial results for the quarter ended September 30, 2019.

Third Quarter 2019 Highlights

  Revenue was $169.8 million in the third quarter, bringing year-to-date revenue to $547.2 million, an increase of $99.6 million over year-to-date revenue for the same period in the prior year.
  Gross margin percentage decreased to 18.8% in the third quarter from 22.2% in the prior year quarter.
  Total operating income from continuing operations was $18.4 million, bringing year-to-date operating income to $75.9 million, an increase of $40 million over year-to-date operating income for the same period in the prior year.
  Net income from continuing operations was $8.8 million, bringing total year-to-date net income from continuing operations to $40.9 million, an increase of $34.8 million over year-to-date net income for the same period in the prior year.
  Adjusted EBITDA from continuing operations was $27.1 million, bringing total year-to-date adjusted EBITDA to $103.0 million, an increase of $30.9 million over the same period in the prior year.
  Ratio of net debt to adjusted EBITDA from continuing operations was 1.08x.

Management Commentary

Chief Executive Officer Lasse Petterson commented, “Bidding activity increased significantly, with over $1.0 billion in projects bid in the third quarter. The third quarter reflects solid project performance which produced results in line with our expectations. Operationally, the quarter had lower dredging activity, due to several vessel dry dockings. Most of these dry dockings are now complete and those vessels are actively engaged on projects in the fourth quarter.  The impact was partially offset by improved performance on the San Jacinto flood prevention project in Houston, Texas and the Jacksonville port deepening project in Florida. Strong performance is also a result of safe project execution as we continue to focus on improving safety on our projects.

As stated previously, the third quarter had over $1 billion in projects bid.  Great Lakes was awarded $270 million of those projects in the third quarter. In addition, an option for work in Jacksonville was awarded for $96.6 million, bringing the total amount of work added to backlog in the quarter to $366.6 million, ending the quarter with a backlog of $653.7 million.”

Quarterly Results

  Revenue was $169.8 million, a decrease of $8.9 million over the third quarter of 2018. In the third quarter of 2019 a decrease in domestic capital and coastal protection revenue was partially offset by increases in maintenance, rivers & lakes and foreign revenue.  Increased dry dock days also contributed to revenue decrease in the third quarter.
  Gross margin percentage of 18.8% in the current quarter was down from 22.2% in the third quarter of 2018 due to the reduction in revenue and increase in plant expense related to the vessel dry dockings in the quarter.
  Operating income was $18.4 million which is a $5.3 million decrease over the prior year quarter. The decrease is a result of lower gross margin, slightly offset by a reduction in general and administrative expenses compared to the prior year quarter.
  Net income from continuing operations for the quarter was $8.8 million compared to net income from continuing operations of $11.9 million in the prior year quarter. The reduction in net income is a result of lower operating income, offset partially by a decrease in net interest expense of $1.7 million in the third quarter of 2019 compared to the prior year quarter on lower revolver usage and higher interest income.
  At September 30, 2019, the Company had $180.9 million in cash and total debt of $322.6 million, resulting in a ratio of net debt to adjusted EBITDA from continuing operations of 1.08x.
  At September 30, 2019 the Company had $653.7 million in backlog, a decrease of $53.4 million from December 31, 2018.
  Capital expenditures for the quarter were $6.9 million. This compares to $2.3 million in capital expenditures during the third quarter of 2018.  The Company now expects total capital expenditures to be $45 million for 2019, which includes an increased investment of $5 million in the existing fleet as we expect the domestic market to be robust for the foreseeable future.

Market Update

As expected, the 2019 domestic bid market remains strong after an active third quarter. We continue to expect the trend of additional phases of multiple large deepening and other capital projects to be bid in the fourth quarter and in 2020, keeping the domestic bid market at these higher levels. The projects coming into the pipeline include additional phases of work in Corpus Christi and new projects in the Ports of Norfolk, Virginia and Freeport, Texas.  In addition to this anticipated capital work, we also expect to bid on multiple projects funded by the $17.4 billion disaster supplemental appropriations following several natural disasters, such as Hurricane Florence and Hurricane Michael that occurred in 2018. While most of this funding is for non-dredging projects like flood control, there is a significant portion that is intended to be deployed in our sector to recover from the damage caused by coastal storms and to reduce the risk of future damage from flood and storm events. Although we have not yet bid on these projects, we do expect the projects to come into the market before the end of the year.

In addition to the deepening and coastal protection projects, several Liquefied Natural Gas, petrochemical and crude oil projects are creating the need for port development in support of energy exports. We believe several of these private client projects are progressing to bid in 2019 and 2020.  Great Lakes’ fleet and safety performance position the Company well to perform in this growing segment of the market.

The Company will be holding a conference call at 9:00 a.m. C.S.T. today where we will further discuss these results. Information on this conference call can be found below.

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, November 5, 2019 at 9:00 a.m. C.S.T (10:00 a.m. E.S.T.). The call in number is (877) 377-7553 and Conference ID is 9088965. The conference call will be available by replay until Thursday, November 7, 2019 by calling (855) 859-2056 and providing Conference ID 9088965. The live call and replay can also be heard on the Company’s website, www.gldd.com, under Events & Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.

Classification of Environmental and Infrastructure (“E&I”) Business

The Company sold its E&I business in June 2019. As such, the Company has presented its E&I business as discontinued operations in all financial statement periods.  Therefore all amounts in this release reflect continuing operations only.

Use of Non-GAAP measures

Adjusted EBITDA from continuing operations, as provided herein, represents net income attributable to common stockholders of Great Lakes Dredge & Dock Corporation, adjusted for net interest expense, income taxes, depreciation and amortization expense, debt extinguishment, accelerated maintenance expense for new international deployments, goodwill or asset impairments and gains on bargain purchase acquisitions. Adjusted EBITDA from continuing operations is not a measure derived in accordance with GAAP. The Company presents adjusted EBITDA from continuing operations as an additional measure by which to evaluate the Company's operating trends. The Company believes that adjusted EBITDA from continuing operations is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company's primary stakeholders (i.e., its stockholders, bondholders and banks) use adjusted EBITDA from continuing operations to evaluate the Company's period to period performance. Additionally, management believes that adjusted EBITDA from continuing operations provides a transparent measure of the Company’s recurring operating performance and allows management and investors to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For this reason, the Company uses a measure based upon adjusted EBITDA to assess performance for purposes of determining compensation under the Company's incentive plan. Adjusted EBITDA from continuing operations should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company's use of adjusted EBITDA from continuing operations, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of accelerated maintenance expense for new international deployments, goodwill or asset impairments, gains on bargain purchase acquisitions, interest and income tax expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company's business. For these reasons, the Company uses operating income to measure the Company's operating performance and uses adjusted EBITDA from continuing operations only as a supplement. Adjusted EBITDA from continuing operations is reconciled to net income attributable to common stockholders of Great Lakes Dredge & Dock Corporation in the table of financial results. For further explanation, please refer to the Company's SEC filings.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 129-year history, the Company has never failed to complete a marine project. Great Lakes owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident-and Injury-Free (IIF®) safety management program is integrated into all aspects of the Company’s culture. The Company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," “are optimistic,” or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: our ability to obtain federal government dredging and other contracts; uncertainties in federal government budgeting; extended federal government shutdowns, which may lead to funding issues, the incurrence of costs without payment or reimbursement under our contracts, and delays or cancellations of key projects; the risk that the President of the United States may divert funds away from the Army Corps of Engineers in response to a national emergency; our ability to qualify as an eligible bidder under government contract criteria and to compete successfully against other qualified bidders; risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages, particularly with respect to our fixed cost contracts; the timing of our performance on contracts; significant liabilities that could be imposed were we to fail to comply with government contracting regulations; risks related to international dredging operations, including instability and declining relationships amongst certain governments in the Middle East and the impact this may have on infrastructure investment, asset value of such operations, and local licensing, permitting and royalty issues; increased cost of certain material used in our operations due to newly imposed tariffs; a significant negative change to large, single customer contracts from which a significant portion of our international revenue is derived; changes in previous-recorded net revenue and profit as a result of the significant estimates made in connection with our methods of accounting for recognizing revenue; consequences of any lapse in disclosure controls and procedures or internal control over financial reporting; changes in the amount of our estimated backlog; our ability to obtain bonding or letters of credit and risks associated with draws by the surety on outstanding bonds or calls by the beneficiary on outstanding letters of credit; increasing costs to operate and maintain aging vessels; equipment or mechanical failures; acquisition integration and consolidation risks; liabilities related to our historical demolition business; impacts of legal and regulatory proceedings; unforeseen delays and cost overruns related to the construction of new vessels, including potential mechanical and engineering issues; our becoming liable for the obligations of joint ventures, partners and subcontractors; capital and operational costs due to environmental regulations; unionized labor force work stoppages; maintaining an adequate level of insurance coverage; information technology security breaches; our substantial amount of indebtedness; restrictions imposed by financing covenants; the impact of adverse capital and credit market conditions; limitations on our hedging strategy imposed by new statutory and regulatory requirements for derivative transactions; foreign exchange risks; changes in macroeconomic indicators and the overall business climate; uncertainties of the impact of the Tax Cuts and Jobs Act and implementation of certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act; and losses attributable to our investments in privately financed projects. For additional information on these and other risks and uncertainties, please see Item 1A. "Risk Factors" of Great Lakes' Annual Report on Form 10-K for the year ended December 31, 2018, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Contract revenues	$169,775	$178,671	$547,223	$447,564
Gross profit	31,833	39,584	119,196	75,846
General and administrative expenses	13,488	14,343	42,926	39,668
(Gain) loss on sale of assets—net	(27)	1,521	333	265
Operating income	18,372	23,720	75,937	35,913
Interest expense—net	(6,335)	(8,058)	(21,074)	(25,702)
Other income (expense)	(22)	71	273	(1,961)
Income from continuing operations before income taxes	12,015	15,733	55,136	8,250
Income tax provision	(3,204)	(3,853)	(14,280)	(2,196)
Income from continuing operations	8,811	11,880	40,856	6,054
Loss from discontinued operations, net of income taxes	(859)	(178)	(7,490)	(4,647)
Net income	$7,952	$11,702	$33,366	$1,407

Basic earnings per share attributable to continuing operations	$0.14	$0.19	$0.64	$0.10
Basic loss per share attributable to discontinued operations, net of tax	(0.02)	—	(0.12)	(0.08)
Basic earnings per share	$0.12	$0.19	$0.52	$0.02
Basic weighted average shares	63,861	62,358	63,449	62,147

Diluted earnings per share attributable to continuing operations	$0.14	$0.19	$0.63	$0.10
Diluted loss per share attributable to discontinued operations, net of tax	(0.02)	—	(0.12)	(0.08)
Diluted earnings per share	$0.12	$0.19	$0.51	$0.02
Diluted weighted average shares	65,071	63,260	64,860	63,340

Great Lakes Dredge & Dock Corporation
Reconciliation of Net Income to Adjusted EBITDA from Continuing Operations
(Unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$7,952	$11,702	$33,366	$1,407
Loss from discontinued operations, net of income taxes	(859)	(178)	(7,490)	(4,647)
Income from continuing operations	8,811	11,880	40,856	6,054
Adjusted for:
Interest expense—net	6,335	8,058	21,074	25,702
Income tax provision	3,204	3,853	14,280	2,196
Depreciation and amortization	8,771	11,262	26,772	38,100
Adjusted EBITDA from continuing operations	$27,121	$35,053	$102,982	$72,052

Great Lakes Dredge & Dock Corporation
Selected Balance Sheet Information
(Unaudited and in thousands)

	Period Ended
	September 30,	December 31,
	2019	2018

Cash and cash equivalents	$180,855	$34,458
Total current assets	296,454	206,698
Total assets	892,768	730,271
Total current liabilities	217,199	163,121
Current debt	-	11,500
Long-term debt	322,619	321,950
Total equity	261,824	214,928

Great Lakes Dredge & Dock Corporation
Revenue and Backlog Data
(Unaudited and in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues	2019	2018	2019	2018
Dredging:
Capital - U.S.	$62,518	$105,934	$214,668	$252,537
Capital - foreign	12,554	5,045	39,523	13,847
Coastal protection	41,959	42,691	133,897	122,673
Maintenance	30,074	11,581	89,911	38,461
Rivers & lakes	22,670	13,420	69,224	20,046
Total revenues	$169,775	$178,671	$547,223	$447,564

	As of
	September 30,	December 31,	September 30,
Backlog	2019	2018	2018
Dredging:
Capital - U.S.	$410,671	$447,139	$415,291
Capital - foreign	37,900	73,112	-
Coastal protection	126,478	81,068	121,672
Maintenance	62,531	56,189	41,313
Rivers & lakes	16,153	49,583	75,886
Total backlog	$653,733	$707,091	$654,162

For further information contact:
Tina Baginskis
Director, Investor Relations
630-574-3024